                                                                  Exhibit 10.28

CARVILL REINSURANCE BROKERS
R.K. CARVILL & CO. LTD.
St. Helen's, 1 Undershaft
London EC3A8JT & at Lloyd's
Tel:  0171-9292800
Fax:  0171-9291604

27th September, 1996


Intermed Insurance Co
1903 E Battlefield
Springfield, Missouri  65804
USA

                       REINSURANCE COVER NOTE: 97/1212/RM

This is to certify that, in accordance with your instructions, we have effected the following placement. Please examine this Cover Note carefully and advise us immediately if it is in any way incorrect or does not otherwise meet your requirements.

RESSURED:
           INTERMED INSURANCE COMPANY and/or INTERLEX INSURANCE COMPANY 1903 E. Battlefield
           Springfield, MO  65804
           U.S.A.             (NAIC Code 33367)

PERIOD: Annual re-signing at 1st October, 1997, of continuous Contract commencing 1st February 1995, covering Awards Made against the Reassured on and after the date, arising out of policies issued by the Reassured on and after 1st January, 1977.

           Contract to be re-signed annually, but may be cancelled at any 1st October anniversary date, subject to at least 90 days prior notice.

           At the option of the Reassured, providing such option is exercised prior to anniversary date, the current period of this Contract may be extended at its anniversary date by 90 days, at pro rata additional premium: with reinstatement conditions remaining unchanged but to apply to entire extended period, reinstatement additional premium being based on final earned premium for entire extended period.


TYPE:      CATASTROPHE "AWARDS MADE" EXCESS OF LOSS
           REINSURANCE CONTRACT.

CLASS: Covering Medical Practitioners' Liability policies (including Dentists' Liability) and all other ancillary coverages as original, and Lawyers' Professional Liability policies and all other coverages as original; but only to indemnify the Reassured in respect of liability incurred as a result of that portion of their Ultimate Net Loss relating to awards in excess of their original policy limit and/or relating to claims related extra-contractual obligations on such business.

TERRITORIAL
SCOPE:       As per the Reassured's original policies.

LIMIT:       Section (A)

             In respect of original losses to Intermed Insurance Company with claims made dates on or after 1st October, 1993:

             To pay up to US$5,000,000 Ultimate Net Loss each and every loss occurrence, excess of US$250,000 Ultimate Net Loss each and every loss occurrence, which in turn in excess of the Reassured's applicable reinsurance programme.

             Reinsurers hereon shall have the benefit of all recoveries under all Excess of Loss Contracts effected by the Reassured in respect of all original losses coming within the scope of this Section, as such Contracts apply to the limit of the original policy against which the Award is made: but only to the extent of the limits of the Reassured's applicable reinsurance programmes, whether commuted exhausted or otherwise, which for the purposes of this Section are deemed to be in full force.

             Section (B)

             In respect of original losses to Intermed Insurance Company with claims made dates prior to 1st October, 1993:

             To pay up to US$5,000,000 Ultimate Net Loss each and every loss occurrence, excess of US$250,000 Ultimate Net Loss each and every loss occurrence, which in turn in excess of the original policy limit issued by the Reassured.

             Section (C)

             In respect of original losses to Interlex Insurance Company with claims made dates on or after 1st July 1995:

             To pay up to US$5,000,000 Ultimate Net Loss each and every loss occurrence, excess of US$250,000 Ultimate Net Loss each and every loss occurrence, which in turn in excess of the Reassured's applicable reinsurance programme.

                Reinsurers hereon shall have the benefit of all recoveries under all Excess of Loss Contracts effected by the Reassured in respect of all original losses coming within the scope of this Section, as such Contracts apply to the limit of the original policy against which the Award is made: but only to the extent of the limits of the Reassured's applicable reinsurance programmes, whether commuted exhausted or otherwise, which for the purposes of this Section are deemed to be in full force.

                However, the maximum limit recoverable hereunder in respect of Sections (A), (B) and (C) combined shall not exceed US$5,000,000 each and every loss occurrence.


CO-REINSURANCE
WARRANTY:       Warranted that the Reassured retain 10% of the premium and of any loss recoverable hereunder, net and unreinsured in any way.

REINSTATEMENT:  One full reinstatement at 100% additional premium (pro rata as to amount).

                Annual Minimum and Deposit Premium $170,000 payable quarterly in advance in equal installments.

                Adjustable within 60 days of the expiry hereof at 1.6% of the Reassured's subject matter Premium Income fore the period hereon.

                For adjustment purposes hereon, the above rate is calculated on the sum of Intermed Insurance Company's Gross Net Earned Premium Income for original policies up to US$1,000,000 or so deemed, and Interlex Insurance Company's Gross Net Written Premium Income for original policies up to US$1,000,000 or so deemed, including Premium in respect of Defence Costs Allowance Rider on policy limits up to $1,000,000.

U. S. CLASS-
IFICATION:      U.S. Reinsurance

TAXES:          1% Federal Excise Tax where applicable

LOSS RESERVES:  Letter of Credit (Citibank NA Scheme) in respect of known and reported losses only, excluding any losses Incurred But Not Reported ("I.B.N.R"), or any application thereto, in compliance with Statutory/Regulatory requirements, as required by the Reassured from all Reinsurers hereon (including Lloyd's).

CLAIMS
ARRANGEMENTS:   Individual loss advices and settlements

GENERAL
CONDlTIONS:     Ultimate Net Loss Clause:

                (1) excluding all loss adjustment expenses and costs incurred up to the time an award is made. However such expenses and costs (net of all amounts recoverable from more specific Reinsurances) shall be included within and have first priority in contributing:

                       a) Where the applicable underlying Reinsurances provide for pro-rata costs in addition, to the Reassured's applicable retention of US$250,000 for Sections (A) or (B) or (C) hereon only, but;

                       b) Where the applicable underlying Reinsurances are on a costs-inclusive basis, to the retentions and limits of the said underlying reinsurances and thereafter to the Reassured's applicable retention of US$250,000 for Sections (A) or (B) or (C) hereon only.

                (2) including, once an award is made, all further expenses and costs/appeal costs for excess of original policy limits and/or extra-contractual obligations awards, net of all amounts recoverable from more specific Reinsurers.

                Reassured's co-reinsurances in their applicable underlying reinsurance programme, to be disregarded for the purpose of determining the Ultimate Net Loss hereunder

                Second Generation Awards Clause.
                Insolvency Clause.
                Errors and Omissions Clause.
                Amendments and Alterations Clause.
                Currency Clause (U.S. Dollars only)
                Access to Records Clause.
                Arbitration Clause.
                Service of Suit Clause (U.S.A. - NMA 1998).
                Insolvency Funds Exclusion Clause.
                Nuclear Incident Exclusion Clause - Liability - Reinsurance
                  U.S.A.
                Confidentiality Clause.
                Carvill Intermediary Clause.


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                Several Liability Notice
                The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations. -
                Ref: LSW 1001 (Reinsurance).

WORDING:        To be agreed by Underwriters.

INFORMATION:    In years immediately prior to 1st October, 1993 Intermed
                purchased a layer of $2million xs $1million (Claims Made Basis) covering Clash and ECO/XPL. Recoveries, if applicable, to inure to benefit of Section 1.

HEREON:         100.00% of 90.00% of the above LIMIT and PREMIUM.

EFFECTED WITH:  Security as per Schedule A attached hereto.



                R.K. CARVILL & COMPANY LIM1TED



                                  Director


E. & O.E.


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Attaching to and forming part of Cover Note Number: 97/1212/RM

100.00%   LLOYD'S UNDERWR1TERS
          London, England.

100.00% OF 90.00%

The breakdown of Lloyd's Syndicates is as follows:


Share    Syndicate No.  Pseudonym  NAIC Id.No.
7.49%          435           DPM   AA 1126435
9.13%          1007          SVH   AA 1127007
3.65%          623           AFB   AA 1126623
3.65%          623           AFB   AA 1126623
7.31%          672           IAM   AA 1126672
7.31%          190           FRW   AA 1126190
5.48%          219           RAE   AA 1126219
5.47%          205           HGJ   AA 1126205
1.62%          1027          MFN   AA 1127027
1.30%          2027          MFN   AA 1128027
5.47%          362           WEH   AA 1126362
2.55%          570           GNR   AA 1126570
0.99%          376           JHV   AA 1126376
0.47%          2376          JHV   AA 1128376
3.18%          861           MEB   AA 1126861
1.20%          1209          MEB   AA 1127209
1.75%          1212          SJB   AA 1127212
2.63%          1212          SJB   AA 1127212
1.11%          1003          SJC   AA 1127003
1.81%          2003          SJC   AA 1128003
0.73%          727           SAM   AA 1126727
0.55%          990           BAR   AA 1126990
0.73%          991           AEG   AA 1126991
1.09%          ll41          JEM   AA 1127141
1.82%          1047          RGW   AA 1127047
2.55%          1215          BHB   AA 1127215
0.48%          947           CBK   AA 1126947
0.13%          2947          CBK   AA 1128947
0.24%          923           FCD   AA 1126923
0.07%          2923          FCD   AA 1128923
0.91%          1096          RAS   AA 1127096
1.82%          510           KLN   AA 1126510
0.91%          1223          MEL   AA1127223
0.91%          227           ROS   AA 1126227
0.19%          2227          CMP   AA 1128227
0.73%          314           CFP   AA 1126314
1.09%          529           HLM   AA 1126529
0.91%          51            ANT   AA 1126051
0.55%          122           RJH   AA 1126122
0.73%          958           GSC   AA 1126958
0.32%          590           COX   AA 1126590
0.23%          2591          COX   AA 1128591
1.09%          183           DFB   AA 1126183

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
0.73%          484           JSM   AA 1126484
0.73%          47            JRR   AA 1126047
0.73%          780           BFC   AA 1126780
1.82%          79            PJG   AA 1126079
1.09%          204           FLD   AA 1126204
0.36%          112           DER   AA 1126112
2.19%          1218          DJN   AA 1127218
-------
100.00%  of 90.00%